UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12a

CEA Industries Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
☐	Fee paid previously with preliminary materials.

On March 24, 2026, CEA Industries Inc. (the “Company”) issued four posts on X.com:

BNB Network Company (BNC) @BNBNetworkCo · 2h

The Board of Directors of CEA Industries (NASDAQ: $BNC) has determined that YZi Labs' request to fix a record date for its proposed consent solicitation did not comply with the clear requirements of the company's bylaws, and no record date will be fixed.

Read the full release:

CEA Indust

globenewswire.com

CEA Industries Announces That YZi Labs' Request t...

Request omitted highly material disclosures required under the Company's bylaws YZi Labs may not ...

5 4 355

BNB Network Company (BNC) @BNBNetworkCo · 2h

YZi Labs failed to disclose highly material information on important topics relevant to assessing potential conflicts of interest, such as:

- The number of BNB tokens held by YZi Labs, related persons & nominees and other matters that would reveal the extent of their interests in BNB
- Financial and other relationships between YZi Labs and its nominees - at least 6 of whom have significant connections to YZi Labs

Read the full release:

CEA Indust

globenewswire.com

CEA Industries Announces That YZi Labs' Request t...

Request omitted highly material disclosures required under the Company's bylaws YZi Labs may not ...

3 1 208

BNB Network Company (BNC) @BNBNetworkCo · 1h

YZi Labs is seeking control of $BNC. Its omitted disclosures are critical to ensuring that the Board and stockholders are fully informed about potential conflicts of interest and incentives that could be adverse to stockholder interests.

Read the full release:

CEA Indust

globenewswire.com

CEA Industries Announces That YZi Labs' Request t...

Request omitted highly material disclosures required under the Company's bylaws YZi Labs may not ...

1 77

Important Additional Information and Where to Find It

The Company intends to file a consent revocation statement on Schedule 14A, an accompanying YELLOW consent revocation card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with the consent solicitation of YZILabs Management Ltd. (“YZi Labs”). THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING YELLOW CONSENT REVOCATION CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain free copies of the definitive consent revocation statement, an accompanying YELLOW consent revocation card, any amendments or supplements to the consent revocation statement and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by scrolling to the “SEC Filings” section of the Company’s website at https://ceaindustries.com/investors.html.

Certain Information Regarding Participants in the Solicitation

The Company, its directors (Anthony K. McDonald, Nicholas J. Etten, Carly E. Howard, Annemarie Tierney, and Glenn Tyranski) and certain of its executive officers (David Namdar and Brent Miller) are deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of consent revocations from the Company’s stockholders in connection with YZi Labs’ consent solicitation. Information about the names of the Company’s directors and officers, their respective interests in the Company, by security holdings or otherwise, and their respective compensation is set forth in the “Information about our Directors” and “Executive Officers” sections in Part III, Item 10 – Directors, Executive Officers and Corporate Governance of the Company’s Transition Report on Form 10-KT for the transition period from January 1, 2025 to April 30, 2025 (the “Form 10-KT”), in Part III, Item 11 – Executive Compensation of the Form 10-KT, in Part III, Item 12 – Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters of the Form 10-KT and in Current Reports on Form 8-K filed with the SEC on August 8, 2025, October 7, 2025, November 28, 2025 and March 12, 2026. Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 3 and Form 4. Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s consent revocation statement on Schedule 14A and other materials to be filed with the SEC in connection with YZi Labs’ consent solicitation, if and when they become available. These documents will be available at no charge as described above.